UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2024

Berry Corporation (bry)
(Exact name of registrant as specified in its charter)

Delaware	001-38606	81-5410470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 N. Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)
(661) 616-3900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol BRY	Name of each exchange on which registered Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 23, 2024, the Board of Directors (the “Board”) of Berry Corporation (bry) (the “Company”) appointed Matthew Bob to fill the current vacancy on the Board, effective the same day. Mr. Bob is expected to serve as a member of each of the Compensation Committee and the Nominating & Governance Committee of the Board. Mr. Bob will serve until the next annual meeting of the Company’s shareholders (or, if earlier, his resignation or other termination of service), at which time Mr. Bob will stand for election.

There are no arrangements or understandings pursuant to which Mr. Bob was selected as a director. Mr. Bob has no direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

In accordance with the Company’s non-employee director compensation program for 2024, Mr. Bob will receive a $75,000 annual cash retainer for service on the Board, a $7,500 annual cash retainer for service on the Compensation Committee and a $5,000 annual cash retainer for service on the Nominating & Governance Committee, paid quarterly in arrears (1) all cash-based compensation to be pro-rated for the 2024 calendar year in accordance with the portion of the year in which Mr. Bob provides non-employee director services to the Board; and (2) an equity retainer granted to Mr. Bob on October 23, 2024 in the form of 5,252 restricted stock unit awards that will be governed by the form restricted stock unit award agreement previously approved by the Board for grants of restricted stock units to non-employee directors pursuant to the Company’s 2022 Omnibus Incentive Plan (the “LTIP”) as well as the LTIP itself, with vesting to generally occur, subject to continued services during the vesting period, on the first anniversary of the grant date.

In connection with his appointment, Mr. Bob entered into the Company’s standard indemnity agreement for directors, the form of which is the same as entered with the other directors and officers of the Company and is filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-226011) and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2024

Berry Corporation (bry)

By:	/s/ Jordan D. Scott
Jordan D. Scott
Vice President, General Counsel and Corporate Secretary